For the fiscal period ended 6/30/00
File number 811-03623

					SUB-ITEM 77-0

					EXHIBITS

		Transactions Effected Pursuant to Rule 10f-3

I.    The Prudential Series Fund - Diversified Conservative
 Growth Portfolio - Exhibit
1A

1.   Name of Issuer
	Genetech, Inc.

2.   Date of Purchase
	3/23/00

3.   Number of Securities Purchased
	100

4.   Dollar Amount of Purchase
	$16,300

5.   Price Per Unit
	$163.00

6.   Name(s) of Underwriter(s) or Dealer(s)
      From whom Purchased
	J.P. Morgan

7.   Other Members of the Underwriting Syndicate
	  See Exhibit A

EXHIBIT A

UNDERWRITER

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Warburg Dillon Read LLC
FleetBoston Robertson Stephens Inc.
Lehman Brothers Inc.
Adams, Harkness & Hill, Inc.
Bank Am Bellevue
Bear, Stearns & Co. Inc.
Chase Securities, Inc.
CIBC World Markets Corp.
Credit Suisse First Boston Corporation
ING Barings LLC
Lazard Freres & Co. LLC
Morgan Stanley & Co. Incorporated
Prudential Securities Incorporated
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
U.S. Bancorp Piper Jaffray Inc.